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                                     CIT MARINE TRUST 1999-A

                                    MONTHLY SERVICER'S REPORT

                                                                                               Due Period                 7/31/99
                                                                                               Determination Date         8/11/99
                                                                                               Distribution Date          8/16/99


I.     All Payments on the Contracts                                                                                23,554,164.46
II.    All Liquidation Proceeds on the Contracts with respect to Principal                                              60,983.19
III.   Repurchased Contracts                                                                                                 0.00
IV.    Investment Earnings on Collection Account                                                                         2,739.37
V.     Servicer Monthly Advances                                                                                       433,768.08
VI.    Reimbursement of prior Monthly Advances                                                                        -563,905.30
VII.   Insurer Deposits                                                                                                      0.00
VIII.  Release of the Additional Enhancement Requirement Sub-Account                                                         0.00
IX.    Incorrect Deposits                                                                                                    0.00

Total available amount in Collection Account                                                                       $23,487,749.80
                                                                                                                  ================

Draws from the Reserve Account                                                                                              $0.00
Draws on the Note Insurance Policy                                                                                          $0.00
Draws on the Certificate Insurance Policy                                                                                   $0.00

Total Distribution                                                                                                 $23,487,749.80


DISTRIBUTION AMOUNTS                                                           Cost per $1000
--------------------------------                                              -----------------


1.   (a)  Class A-1 Note Interest Distribution                                                      1,065,031.78
     (b)  Class A-1 Note Primary Principal Distribution                                            18,071,526.17
     (c)  Class A-1 Additional Principal Distribution Amount                                           48,310.74
               Aggregate Class A-1 Note Distribution                            59.03036520                         19,184,868.69

2.   (a)  Class A-2 Note Interest Distribution                                                        865,166.67
     (b)  Class A-2 Note Primary Principal Distribution                                                     0.00
     (c)  Class A-2 Additional Principal Distribution Amount                                                0.00
                Aggregate Class A-2 Note Distribution                            4.83333335                            865,166.67

3.   (a)  Class A-3 Note Interest Distribution                                                        570,375.00
     (b)  Class A-3 Note Primary Principal Distribution                                                     0.00
     (c)  Class A-3 Additional Principal Distribution Amount                                                0.00
                Aggregate Class A-3 Note Distribution                            4.87500000                            570,375.00

4.   (a)  Class A-4 Note Interest Distribution                                                        537,156.25
     (b)  Class A-4 Note Primary Principal Distribution                                                     0.00
     (c)  Class A-4 Additional Principal Distribution Amount                                                0.00
                Aggregate Class A-4 Note Distribution                            5.20833333                            537,156.25

5.   (a)  Certificate Interest Distribution                                                            52,743.60
     (b)  Certificate Primary Principal Distribution                                                  182,540.67
     (c)  Certificate Additional Principal Amount                                                           0.00
                Aggregate  Certificate Distribution                             21.33486958                            235,284.27

6.    Insurance Fee, including accrued and unpaid amounts                                                               72,432.55

7.    Reimbursement of Insurance Policy Draws
             (a)  Note Insurance Policy                                                                                      0.00
             (b)  Certificate Insurance Policy                                                                               0.00

8.    Lender Fees                                                                                                       23,718.47

9.    Servicing Fee                                                                                                    274,837.03

10.   Deposits to the Additional Enhancement Sub-Account                                                               242,738.46

11.   Deposits to the Reserve Account                                                                                1,481,172.41

Total Distribution                                                                                                 $23,487,749.80
                                                                                                                  ================

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           INTEREST
--------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @5.450%                                                               1,065,031.78
        (b) Class A-2 Notes    @5.800%                                                                 865,166.67
        (c) Class A-3 Notes    @5.850%                                                                 570,375.00
        (d) Class A-4 Notes    @6.250%                                                                 537,156.25

                     Aggregate Interest on Class A Notes                                                             3,037,729.70

        (e) Certificate @       6.200%                                                                                  52,743.60

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                  0.00
        (b) Class A-2 Notes                                                                                  0.00
        (c) Class A-3 Notes                                                                                  0.00
        (d) Class A-4 Notes                                                                                  0.00

        (e) Certificate                                                                                      0.00

3.   Total Distribution of Interest                                            Cost per $1000
                                                                              -----------------
        (a) Class A-1 Notes                                                      3.27702086          1,065,031.78
        (b) Class A-2 Notes                                                      4.83333335            865,166.67
        (c) Class A-3 Notes                                                      4.87500000            570,375.00
        (d) Class A-4 Notes                                                      5.20833333            537,156.25

                     Total Aggregate Interest on Class A Notes                                                       3,037,729.70

        (e) Certificate                                                          4.78263093                             52,743.60

           PRINCIPAL
--------------------------------

                                                                              No. of Contracts
                                                                              -----------------
1.   Stated Principal Collected                                                                      4,168,386.42
2.   Principal Prepayments                                                          399             14,024,697.23
3.   Liquidation Proceeds                                                            7                  60,983.19
4.   Repurchased Contracts                                                           0                       0.00

       Total Primary Principal Distribution Amount                                                                  18,254,066.84

5.   Additional Principal Distribution Amount                                                                           48,310.74

6.   Principal Balance before giving effect to Principal Distributions                            Pool Factor
                                                                                                  -----------
        (a) Class A-1 Notes                                                                        0.72154588      234,502,410.48
        (b) Class A-2 Notes                                                                        1.00000000      179,000,000.00
        (c) Class A-3 Notes                                                                        1.00000000      117,000,000.00
        (d) Class A-4 Notes                                                                        1.00000000      103,134,000.00

        (e) Certificate                                                                            0.92567050       10,208,438.63

7.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                  0.00
        (b) Class A-2 Notes                                                                                                  0.00
        (c) Class A-3 Notes                                                                                                  0.00
        (d) Class A-4 Notes                                                                                                  0.00

        (e) Certificate                                                                                                      0.00


8.   Principal Distributions                                                   Cost per $1000
                                                                              -----------------
        (a) Class A-1 Notes                                                     55.75334434                         18,119,836.91
        (b) Class A-2 Notes                                                      0.00000000                                  0.00
        (c) Class A-3 Notes                                                      0.00000000                                  0.00
        (d) Class A-4 Notes                                                      0.00000000                                  0.00

        (e) Certificate                                                         16.55223865                            182,540.67


9.   Principal Balance after giving effect to Principal Distributions                             Pool Factor
                                                                                                  -----------
        (a) Class A-1 Notes                                                                        0.66579253      216,382,573.57
        (b) Class A-2 Notes                                                                        1.00000000      179,000,000.00
        (c) Class A-3 Notes                                                                        1.00000000      117,000,000.00
        (d) Class A-4 Notes                                                                        1.00000000      103,134,000.00

        (e) Certificate                                                                            0.90911826       10,025,897.96
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        RESERVE ACCOUNT
 --------------------------------                                                                                       Additional
                                                                                    Loan                 Excess         Enhancement
1.  Activity                                                                    Sub-Account           Sub-Account       Sub-Account
                                                                              ----------------------------------------------------

      (a)  Opening Balance                                                       27,053,880.87               0.00       90,420.38
      (b)  Deposits                                                                       0.00       1,481,172.41      242,738.46
      (c)  Investment Earnings                                                      116,153.38               0.00          323.48
      (d)  Distributions                                                         -1,131,935.33      -1,481,172.41            0.00
                                                                              ----------------------------------------------------
      (e)  Ending Balance                                                        26,038,098.92               0.00      333,482.32


                                                                                                                     Additional
                                                                                    Loan                 Excess      Enhancement
                                                                                Sub-Account            Sub-Account   Sub-Account
                                                                              ----------------------------------------------------
2.  Distributions from the Reserve Account
       (a)  Draws to the Note Distribution Account                                        0.00               0.00            0.00
       (b)  Draws to the Certificate Distribution Account                                 0.00               0.00            0.00
       (c)  Release to the Collection Account                                             0.00               0.00            0.00
       (d)  Distribution to Lender                                                1,131,935.33               0.00            0.00
       (e)  Distribution to Affiliated Owner                                              0.00       1,481,172.41            0.00

                                                                              ----------------------------------------------------
Total Distributions from the Reserve Account                                      1,131,935.33       1,481,172.41            0.00


           POOL DATA
--------------------------------
                                                                                                     Aggregate
                                                                              No. of Contracts      Pool Balance
                                                                              ----------------      -------------
1.   Pool Stated Principal Balance as of   7/31/99                                 20,730          634,731,998.53

2.   Delinquency Information                                                                                      % of Pool Balance
                                                                                                                  -----------------

              (a) 31-59 Days                                                        276              5,641,638.77     0.889%
              (b) 60-89 Days                                                         47              1,358,989.30     0.214%
              (c) 90-119 Days                                                        32                584,789.30     0.092%
              (d) 120-180 Days                                                       28                491,927.83     0.078%
              (d) 181 Days +                                                         21                957,642.28     0.151%

3.   Contracts Repossessed during the Due Period                                     6                 160,476.28

4.   Current Repossession Inventory                                                  7                 188,143.50

5.   Net Liquidation Losses for the related Due Period
       (a)  Principal Balance of Liquidated Contracts                                7                 109,293.93
       (b)  Net Liquidation Proceeds on any Liquidated Contracts                                        60,983.19
                                                                                               -------------------
       Total  Net Liquidation Losses for the related Due Period                                                         48,310.74

7.   Cumulative Net Losses on all Liquidated Receivables                             16                                204,353.29

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                           9.488%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                             162.151

10.  Weighted Average Remaining Original Term to Maturity of all Outstanding Contracts                                    184.467


       TRIGGER ANALYSIS
--------------------------------

Due Periods                                                                     Excess Collections   Pool Balance
Current                                                               Jul-99     1,529,483.15       634,731,998.53
Prior Month                                                           Jun-99     1,697,824.95       653,034,376.11
Second Prior Month                                                    May-99     1,774,994.77       669,141,195.35

Sum of Excess Collections                                                        5,002,302.87

Annualized (x4)                                                                 20,009,211.48

Average Pool Balance                                                           652,302,523.33

Net Yield                                                                             3.0675%

Net Yield trigger level.                                                              1.0000%

                         Net Yield trigger in effect ?                                                 NO
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      CREDIT ENHANCEMENT
--------------------------------

Required Enhancement

        Available Reserve Amount for the next Distribution Date
         (Initially 27,568,581. to a floor of 7,351,622.)                                           26,038,098.92

        Overcollateralization after the application of all the Principal Distributions
          (Initially zero to be increased to 9,189,527.)                                             9,189,527.00
                                                                                               -------------------

                 Credit enhancement available for the next Distribution Date                        35,227,625.92           5.55%

                 Required Enhancement (5.55% of the current Pool Balance to a
                    floor of 16,541,149.)                                                           35,227,625.92           5.55%


Additional Credit Enhancement                                                          Balance        Enhancement      Percentage

          More than 180 days delinquent                                             957,642.28         239,410.57             25%

           Repossession Inventory                                                   188,143.50          94,071.75             50%
                                                                              ------------------------------------

                  Total Additional Enhancement                                                         333,482.32

Amount on deposits in the Additional Enhancement Sub-Account                                           333,482.32



         MISCELLANEOUS
--------------------------------

1.   Monthly Servicing Fees                                                                                            274,837.03

2.   Servicer Advances                                                                                                 433,768.08

3.    Reserve Account Loan Activity (a) Distribution on Loan:
                Interest                                                                               139,871.85
                Principal                                                                            1,015,781.95
                      Total P&I                                                                                      1,155,653.80

      (b)  Beginning Loan Balance                                                                                   27,053,880.87
      (c)  Principal Payment                                                                                         1,015,781.95
      (d)  Ending Loan Balance                                                                                      26,038,098.92
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